SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                        ---------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           QUADRAMED CORPORATION
--------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                                  DELAWARE
--------------------------------------------------------------------------------
       (State or Other Jurisdiction of Incorporation or Organization)

                                 68-0316252
--------------------------------------------------------------------------------
                    (I.R.S. Employer Identification No.)

                22 PELICAN WAY, SAN RAFAEL, CALIFORNIA 94901
--------------------------------------------------------------------------------
                      (Address of Principal Executive
                            Offices) (Zip Code)

              QUADRAMED CORPORATION 1996 STOCK INCENTIVE PLAN
         QUADRAMED CORPORATION 1999 SUPPLEMENTAL STOCK OPTION PLAN
                       EMPLOYMENT STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                          (Full Title of the Plan)

                              MICHAEL H. LANZA
              EXECUTIVE VICE PRESIDENT AND CORPORATE SECRETARY
                           QUADRAMED CORPORATION
                               22 PELICAN WAY
                        SAN RAFAEL, CALIFORNIA 94901
                               (415) 482-2100
--------------------------------------------------------------------------------
 Name, Address and Telephone Number, Including Area Code, of Agent For Service

                                  COPY TO:

                              PAUL T. SCHNELL
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             FOUR TIMES SQUARE
                       NEW YORK, NEW YORK 10036-6522
--------------------------------------------------------------------------------

                                 CALCULATION OF REGISTRATION FEE
===================================================================================================
===================== =================== ================= ==================== ==================
      Title Of                                Proposed           Proposed
     Securities             Amount            Maximum             Maximum
       To Be                To Be             Offering           Aggregate           Amount Of
     Registered         Registered(1)     Price Per Share     Offering Price     Registration Fee
--------------------- ------------------- ----------------- -------------------- ------------------
--------------------- ------------------- ----------------- -------------------- ------------------
Common Stock, par
value $0.01per
share . . . . . . .   1,072,020           $4.0246(3)        $4,314,451.69(6)     $396.93(4)
..                     shares(2)
--------------------- ------------------- ----------------- -------------------- ------------------
--------------------- ------------------- ----------------- -------------------- ------------------
Common Stock, par
value $0.01 per
share. . . . . . .    2,097,625           $6.401(6)         $13,426,897.63 (6)   $1,235.27(7)
..                     shares(5)
--------------------- ------------------- ----------------- -------------------- ------------------
--------------------- ------------------- ----------------- -------------------- ------------------
Common Stock, par
value $0.01 per
share. . . . . . .    2,000,000           $6.401(6)          $12,802,000.00(6)   $1,177.78(7)
..                     shares(8)
--------------------- ------------------- ----------------- -------------------- ------------------
--------------------- ------------------- ----------------- -------------------- ------------------
Common Stock, par
value $0.01 per
share. . . . . . . .  333,450 shares(9)   $6.401(6)         $2,134,413.45(6)     $196.37(7)
--------------------- ------------------- ----------------- -------------------- ------------------
--------------------- ------------------- ----------------- -------------------- ------------------
TOTAL                 5,503,095 shares    $5.938             $32,677,762.77      $3006.35
===================== =================== ================= ==================== ==================

--------------
         (1) This registration statement shall also cover pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of common stock, par value $0.01 per share, of the Registrant (the "Common Stock") that may become issuable in accordance with the provisions of the plans described herein as a result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

         (2) Represents the number of shares of Common Stock being registered hereby that may be purchased upon exercise of stock options outstanding under the QuadraMed Corporation 1996 Stock Incentive Plan (the "1996 Plan") as of the date hereof.

         (3) Represents the weighted average exercise price of stock options outstanding under the 1996 Plan with respect to which shares of Common Stock are being registered hereby.

         (4)      Calculated pursuant to Rule 457(h) under the Securities Act.

         (5) Represents the maximum number of unallocated shares of Common Stock being registered hereby that are reserved for issuance upon exercise of stock options that have not yet been granted under the 1996 Plan.

         (6) Estimated solely for purposes of calculating the registration fee based upon the average of the high and low sale prices for a share of Common Stock on April 30, 2002 as reported on the Nasdaq SmallCap Market.

         (7) Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act.

         (8) Represents the maximum number of unallocated shares of Common Stock being registered hereby that are reserved for issuance upon exercise of stock options that have not yet been granted under the QuadraMed Corporation 1999 Supplemental Stock Option Plan (the "1999 Plan").

         (9) Represents the maximum number of unallocated shares of Common Stock being registered hereby that are reserved for issuance upon exercise of stock options that have not yet been granted under the QuadraMed Corporation 2002 Employee Stock Purchase Plan (the "2002 Plan").


                              EXPLANATORY NOTE

         Pursuant to registration statements on Form S-8 filed with the Securities and Exchange Commission (the "SEC") on November 19, 1996 (File No. 333-16385), on September 19, 1997 (File No. 333-35937), and on April 9,
1999 (File No. 333-75945), as amended by Post-Effective Amendment No. 1 filed on April 14, 1999, QuadraMed Corporation (the "Company") registered shares of its Common Stock issuable under various employee benefit plans, including shares issuable upon the exercise of awards granted and to be granted under the 1996 Plan. In addition, pursuant to a registration statement on Form S-8 (File No. 333-39796) filed with the SEC on June 21, 2000, the Company registered shares of its Common Stock issuable under two employee benefit plans, including shares issuable upon the exercise of awards granted and to be granted under the 1999 Plan.

         On October 5, 2000 and June 15, 2001, the stockholders of the Company approved certain amendments to the 1996 Plan, pursuant to which the number of shares of Common Stock issuable upon the exercise of awards granted and to be granted thereunder was increased. In addition, various third-party employee benefit plans were rolled into the 1996 Plan as a result of the Company's acquisitions during the last several years. Currently, the total number of shares of Common Stock issuable under the 1996 Plan, as amended, is 6,452,714, of which (i) 2,690,254 shares previously have been registered under the 1996 Plan, (ii) 370,357 shares previously registered under certain subsidiary plans are being moved into registration under the 1996 Plan pursuant to Post-Effective Amendment No. 2 filed contemporaneously with this filing and amending Form S-8 filed on April 9, 1999 (File No. 333-75945), as amended by Post-Effective Amendment No. 1 filed on April 14, 1999, and (iii) 222,458 shares previously registered under certain subsidiary plans are being moved into registration under the 1996 Plan pursuant to Post-Effective Amendment No. 1 filed contemporaneously with this filing and amending Form S-8 filed on June 5,1998 (File No. 333-56171). This Registration Statement registers the remaining 3,169,645 previously unregistered shares of Common Stock reserved for issuance under the 1996 Plan, as amended. Of these shares, 1,072,020 may be issued upon exercise of stock options previously granted under the 1996 Plan, and 2,097,625 have been reserved for issuance in connection with awards not yet granted under the 1996 Plan. The information required in the
Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act.

         On October 5, 2000, the stockholders of the Company approved certain amendments to the 1999 Plan, pursuant to which the number of shares of Common Stock issuable upon the exercise of awards granted and to be granted thereunder was increased. Currently, the total number of shares of Common Stock issuable under the 1999 Plan, as amended, is 4,000,000, of which 2,000,000 previously have been registered. This Registration Statement registers the additional 2,000,000 shares of Common Stock reserved for issuance under the 1999 Plan, as amended. All 2,000,000 shares registered hereby have been reserved for issuance in connection with awards not yet granted under the 1999 Plan. The information required in the
Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act.

         On April 29, 2002, the stockholders of the Company approved the 2002 Plan, pursuant to which the Company is registering shares of its Common Stock issuable under the 2002 Plan. Currently, the total number of shares of Common Stock issuable under the 2002 Plan is 333,450. This Registration Statement registers the 333,450 shares of Common Stock reserved for issuance under the 2002 Plan. All 333,450 shares registered hereby have been reserved for issuance in connection with awards not yet granted under the 2002 Plan. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act.



PART II           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the
SEC:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 29, 2002;

     (b) The Company's Current Report on Form 8-K filed with the SEC on April 5, 2002; and

     (c) The description of the terms, rights and provisions applicable to the Common Stock contained in the Company's Registration Statement No. 000-21031 on Form 8-A filed with the SEC on July 17, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 102 of the Delaware General Corporation Law ("DGCL") as amended allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the registrant or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to an action brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of such action, but not to any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant, unless and only to the extent that the Court of Chancery or the court in which such action was brought determines that such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case.

         Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such action. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted by Section 145 of the DGCL. The Company's Amended and Restated Bylaws further provide that such indemnification applies to such persons who are determined by the Company or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Company, including, without limitation, any plan of the Company governed by the Act of Congress entitled Employee Retirement Income Security Act of 1974, as amended from time to time.

         The Company's Third Amended and Restated Certificate of Incorporation limits the liability of the members of the board of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a director of the Company shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

         The indemnification provisions contained in the Company's Third Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

         It is the opinion of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         The Company has entered into separate indemnification agreements with each of its directors and executive officers whereby the Company has agreed, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  Exemption from Registration Claimed

         Not Applicable

Item 8.  Exhibits

Exhibit                                  Description
Number                                   -----------
------

4.1 Subordinated Indenture, dated as of May 1, 1998 between QuadraMed and The Bank of New York (incorporated herein by reference to Exhibit 4.6 of the Registrant's Registration Statement on Form S-3, filed June 2, 1998, Registration No. 333-55775).

4.2 Form of Global Debenture for 5.25% Convertible Subordinated Debenture Due May 1, 2005 (incorporated herein by reference to
        Exhibit 4.9 of the Registrant's Registration Statement on Form S-3, filed June 2, 1998, Registration No. 333- 55775).

4.3 Form of Certificated Debenture for 5.25% Convertible Subordinated Debenture Due May 1, 2005 (incorporated by reference to Exhibit
        4.10 of the Registrant's Registration Statement on Form S-3, filed June 2, 1998, Registration No. 333-55775).

5.1*    Opinion of Counsel.

23.1*   Consent of Pisenti & Brinker LLP, Independent Public Accountants.

23.2*   Consent of Counsel (included in Exhibit 5.1).

24* Power of Attorney (included on the signature page of this Registration Statement).

99.1    Employee Stock Purchase Plan

99.2    Employee Stock Purchase Plan Enrollment/Change Form

99.3    Form of Stock Purchase Agreement

*Filed herewith.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California on this 2nd day of May, 2002.

                           QUADRAMED CORPORATION


                                      By: /s/ Lawrence P. English
                                         ---------------------------------------
                                         Lawrence P. English
                                         Chairman of the Board,
                                         and Chief Executive Officer


                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of QuadraMed Corporation, a Delaware corporation, do hereby constitute and appoint Lawrence P. English, Mark N. Thomas and Michael H. Lanza, and each one of them, the true and lawful attorneys-in-fact and agents, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and to file the same with all exhibits thereto, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                     Title                                   Date
              ---------                                     -----                                   ----


/s/ Lawrence P. English                Chairman of the Board and Chief Executive                May 2, 2002
---------------------------
Lawrence P. English                    Officer (Principal Executive  Officer)


/s/ Mark N. Thomas                     Chief Financial Officer (Principal Financial             May 2, 2002
---------------------------
Mark N. Thomas                         and Accounting Officer)


/s/ Joseph L. Feshbach                 Director                                                 May 2, 2002
---------------------------
Joseph L. Feshbach


/s/ Albert L. Greene                   Director                                                 May 2, 2002
---------------------------
Albert L. Greene


/s/ F. Scott Gross                     Director                                                 May 2, 2002
---------------------------
F. Scott Gross


/s/ Michael J. King                    Director                                                 May 2, 2002
---------------------------
Michael J. King


/s/ E.A. Roskovensky                   Director                                                 May 2, 2002
---------------------------
E.A. Roskovensky


/s/ Cornelius T. Ryan                  Director                                                 May 2, 2002
---------------------------
Cornelius T. Ryan



                             INDEX TO EXHIBITS

Exhibit                        Description
Number                         -----------
------

4.1 Subordinated Indenture, dated as of May 1, 1998 between QuadraMed and The Bank of New York (incorporated herein by reference to Exhibit 4.6 of the Registrant's Registration Statement on Form S-3, filed June 2, 1998, Registration No. 333-55775).

4.2 Form of Global Debenture for 5.25% Convertible Subordinated Debenture Due May 1, 2005 (incorporated herein by reference to
        Exhibit 4.9 of the Registrant's Registration Statement on Form S-3, filed June 2, 1998, Registration No. 333- 55775).

4.3 Form of Certificated Debenture for 5.25% Convertible Subordinated Debenture Due May 1, 2005 (incorporated by reference to Exhibit
        4.10 of the Registrant's Registration Statement on Form S-3, filed June 2, 1998, Registration No. 333-55775).

5.1*    Opinion of Counsel.

23.1*   Consent of Pisenti & Brinker LLP, Independent Public Accountants.

23.2*   Consent of Counsel (included in Exhibit 5.1).

24* Power of Attorney (included on the signature page of this Registration Statement).

99.1    Employee Stock Purchase Plan

99.2    Employee Stock Purchase Plan Enrollment/Change Form

99.3    Form of Stock Purchase Agreement

*Filed herewith.



                                                                Exhibit 5.1


                                May 2, 2002



QuadraMed Corporation
22 Pelican Way
San Rafael, California 94901



         Re:  Registration Statement on Form S-8 of QuadraMed Corporation
              -----------------------------------------------------------


Ladies and Gentlemen:


         I am Executive Vice President and Corporate Secretary of QuadraMed Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the proposed issuance by the Company of up to 1,835,912 shares (the "1996 Shares") of its common stock, par value $.01 per share (the "Common Stock"), pursuant to the QuadraMed Corporation 1996 Stock Incentive Plan (the "1996 Plan"), and 2,000,000 shares (the "1999 Shares" and, together with the 1996 Shares, the "Shares") of its Common Stock pursuant to the QuadraMed Corporation 1999 Supplemental Stock Option Plan (the "1999 Plan" and, together with the 1996 Plan, the "Plans").

         This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Company's Registration Statement on Form S-8 relating to the Shares, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on May 2, 2002 (together with all exhibits thereto, the "Registration Statement"), (ii) the Third Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iii) the Amended and Restated By-laws of the Company, as currently in effect, (iv) a specimen certificate representing the Common Stock, (v) each of the Plans, (vi) each of the standard form of option agreements entered into between the Company and the employees, directors and officers receiving options under each of the Plans and (vii) certain resolutions of the Board of Directors of the Company relating to the Plans. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that each of such documents constitutes the valid and binding obligation of each party to such documents (other than the Company) enforceable against each such other party in accordance with its terms. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have further assumed that each option or award agreement setting forth the terms of each grant of options or award under either of the Plans is consistent with the respective Plan and has been or will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the 1996 Shares delivered pursuant to the 1996 Plan, and for the 1999 Shares delivered pursuant to the 1999 Plan, will be in an amount at least equal to the par value of such applicable Shares. I have also assumed that, upon issuance, the stock certificates representing the Shares will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by me.

         I am admitted to the Bar of the State of Connecticut and express no opinion as to any laws other than the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, I am of the opinion that the 1996 Shares issuable under the 1996 Plan have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms and conditions of the 1996 Plan, the 1996 Shares will be validly issued, fully paid and nonassessable, and that the 1999 Shares issuable under the 1999 Plan have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms and conditions of the 1999 Plan, the 1999 Shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                     Very truly yours,


                                     /s/ Michael H. Lanza
                                     -------------------------------------------
                                         MICHAEL H. LANZA



                                                               Exhibit 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2002, included in QuadraMed Corporation's Form 10-K for the year ended December 31, 2001.


                                     /s/ Pisenti & Brinker LLP
                                     -------------------------------------------
                                         PISENTI & BRINKER LLP

Petaluma, California
April 30, 2002



                                                               Exhibit 99.1


                           QUADRAMED CORPORATION
                     2002 EMPLOYEE STOCK PURCHASE PLAN
                     ---------------------------------


                                ARTICLE ONE

                             GENERAL PROVISIONS
                             ------------------

I.       PURPOSE OF THE PLAN

         This Employee Stock Purchase Plan is intended to promote the interests of QuadraMed Corporation (the "Company") by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

         Capitalized terms herein shall have the meanings assigned in the attached Appendix.


II.      ADMINISTRATION OF THE PLAN

A. The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.


III.     STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan may be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Three Hundred Thirty-Three Thousand Four Hundred Fifty (333,450) shares.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.      OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. The Initial Offering Period shall commence on the first business day in August and terminate on the last business day in January. The next offering period shall commence on the first business day in February and subsequent offering periods shall commence as designated by the Plan Administrator.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in February each year to the last business day in July of the same year and from the first business day in August each year to the last business day in January of the following year. The first Purchase Interval in effect under the Initial Offering Period, however, shall commence on the first business day in August 2002 and terminate on the last business day in January 2003.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty four
(24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

V.       ELIGIBILITY

     A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

     B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

     C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

     D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI.      PAYROLL DEDUCTIONS

     A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

          (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

          (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

     B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

     C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

     D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.     PURCHASE RIGHTS

     A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

         Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.


     B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

     C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

     D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed seven hundred fifty (750) shares, subject to periodic adjustments in the event of certain changes in the Company's capitalization.

     E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

     F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

          (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

          (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

          (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

     G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

VIII. The Company shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

     A. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

     B. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

     C. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

IX.      ACCRUAL LIMITATIONS

     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

     B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

X. The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

XI. No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

     A. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

     B. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

XII.     EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan was adopted by the Board on January 28, 2002 and shall become effective on the first day of the Initial Offering Period, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Company and (ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the Initial Offering Period hereunder shall be refunded.

     B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in July 2012, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected under the Plan following such termination.

XIII.    AMENDMENT OF THE PLAN

     The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Board may not, without the approval of the Company's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Company's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

XIV.     GENERAL PROVISIONS

     A. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

     B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

     C. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.


                                 SCHEDULE A

                       CORPORATIONS PARTICIPATING IN
                        EMPLOYEE STOCK PURCHASE PLAN
                          AS OF THE EFFECTIVE TIME


                           QuadraMed Corporation



                                  APPENDIX

     The following definitions shall be in effect under the Plan:

     (A) BASE SALARY shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus
(ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. The following items of compensation shall NOT be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Company or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

     (B) BOARD shall mean the Company's Board of Directors.

     (C) CODE shall mean the Internal Revenue Code of 1986, as amended.

     (D) COMMON STOCK shall mean the Company's common stock.

     (E) CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code Section
424), whether now existing or subsequently established.

     (F) CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Company is a party:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company.

     (G) COMPANY shall mean QuadraMed Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of QuadraMed Corporation which shall by appropriate action adopt the Plan.

     (H) EFFECTIVE TIME shall mean the time at which the Underwriting Agreement is executed and finally priced. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

     (I) ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

     (J) ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

     (K) FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) The Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (iii) For purposes of the Initial Offering Period, the Fair Market Value shall be deemed to be equal to the closing price per share at which the Common Stock is sold on the first business day of the Initial Offering Period on such date on the Stock Exchange determined by the Plan
Administrator to be the primary market for the Common Stock.

     (L) 1933 ACT shall mean the Securities Act of 1933, as amended.

     (M) PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

     (N) PARTICIPATING CORPORATION shall mean the Company and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

     (O) PLAN shall mean the Company's Employee Stock Purchase Plan, as set forth in this document.

     (P) PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

     (Q) PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be the last business day of January.

     (R) PURCHASE INTERVAL shall mean each successive six (6) month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

     (S) SEMI-ANNUAL ENTRY DATE shall mean the first business day in February and August each year on which an Eligible Employee may first enter an offering period.

     (T) STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     (U) UNDERWRITING AGREEMENT shall mean the agreement between the Company and the underwriter or underwriters managing the initial public offering of the Common Stock.



                                                               Exhibit 99.2

                           QUADRAMED CORPORATION
                   EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                           ENROLLMENT/CHANGE FORM


SECTION 1:   ACTION:                            Complete Sections:

            /  /   New Enrollment               2, 3,   and sign attached
                                                7       Stock Purchase Agreement

            /  /   Change Payroll
                     Deductions                 2, 4,
                                                7

            /  /   Terminate Payroll
                     Deductions                 2, 5,
                                                7

            /  /   Leave of Absence             2, 6,
                                                7


SECTION 2: PERSONNEL

        Name
             -------------------------------------------------------------------
                 Last             First             MI             Dept. DATA
        Home Address
                     -----------------------------------------------------------
                                           Street
        ------------------------------------------------------------------------
                 City             State             Zip Code

        Social Security #:   /  /  /  /-/  /  /-/  /  /  /


SECTION 3: NEW ENROLLMENT

Effective with the Purchase Interval Beginning:   Payroll Deduction Amount:


/  /                                           ______% of base salary*
        February 1, 200_                       (a maximum of 10% of base salary)

/  /    August 1, 200_

/  /    Initial Offering Period--August 1, 2002

SECTION 4: DEDUCTIONS

       Effective with the               CHANGE
       Pay Period Beginning: ______________________________ PAYROLL
                                 Month, Day and Year

                I authorize the following new level of payroll deductions:
                  ___% of base salary*

                * Must be a multiple of 1% up to a maximum of 10% of base
                  salary/

NOTE: You may reduce your rate of payroll deductions once per purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.



SECTION 5:        DEDUCTIONS




                  Effective with the                TERMINATE
                  Pay Period Beginning:  _____________________________ PAYROLL
                                               Month, Day and Year

         Your election to terminate your payroll deductions for the balance of the offering period cannot be changed, and you may not rejoin the offering period at a later date. You will not be able to resume participation in the ESPP until a new offering period begins.

         In connection with my voluntary termination of payroll deductions, I elect the following action with respect to my ESPP payroll deductions to date in the current six (6)-month purchase interval:

                   /  /     Purchase shares of QuadraMed at end of the interval
                                            OR
                  /  /     Refund ESPP payroll deductions collected

       NOTE: If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

SECTION 6:        LEAVE OF ABSENCE

         In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP payroll deductions to date in the current purchase interval:


                  /  /  Purchase shares of QuadraMed at end of the interval
                                    OR
                  /  /  Refund ESPP payroll deductions collected

                         NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.

SECTION 7:        AUTHORIZATION

         I hereby authorize the specific action or actions indicated above.



         -----------------------                     ---------------------------
                  Date                                  Signature of Employee



                                                               Exhibit 99.3


                           QUADRAMED CORPORATION
                          STOCK PURCHASE AGREEMENT

         I hereby elect to participate in the Employee Stock Purchase Plan (the "ESPP") effective with the Entry Date specified below, and I hereby subscribe to purchase shares of Common Stock of QuadraMed Corporation (the "Company") in accordance with the provisions of this Agreement and the ESPP. I hereby authorize payroll deductions from each of my paychecks following my entry into the ESPP in the 1% multiple of my salary (not to exceed a maximum of 10%) specified in my attached Enrollment Form.

         Each offering period is divided into a series of successive purchase intervals. The initial purchase interval is to begin on the first business day of August 2002. Subsequent purchase intervals will each be of six (6) months' duration and will run from the first business day of February to the last business day of July each year and from the first business day of August each year until the last business of January in the following year. My participation will automatically remain in effect from one offering period to the next in accordance with this Agreement and my payroll deduction authorization, unless I withdraw from the ESPP or change the rate of my payroll deduction or unless my employment status changes. I may reduce the rate of my payroll deductions on one occasion per purchase interval, and I may increase my rate of payroll deduction to become effective at the beginning of any subsequent purchase interval within the offering period.

         My payroll deductions will be accumulated for the purchase of shares of the Company's Common Stock on the last business day of each purchase interval within the offering period. The purchase price per share shall be equal to 85% of the lower of (i) the fair market value per share of Common Stock on my entry date into the offering period or (ii) the fair market value per share on the semi-annual purchase date. I will also be subject to ESPP restrictions (i) limiting the maximum number of shares which I may purchase on any one purchase date to 750 shares and (ii) prohibiting me from purchasing more than $25,000 worth of Common Stock for each calendar year my purchase right remains outstanding.

         I may withdraw from the ESPP at any time prior to the last business day of a purchase interval and elect either to have the Company refund all my payroll deductions for that purchase interval or to have those payroll deductions applied to the purchase of shares of the Company's Common Stock at the end of such interval. However, I may not rejoin that particular offering period at any later date. Upon the termination of my employment for any reason, including death or disability, or my loss of eligible employee status, my participation in the ESPP will immediately cease and all my payroll deductions for the purchase interval in which my employment terminates or my loss of eligibility occurs will automatically be refunded.

         If I take an unpaid leave of absence, my payroll deductions will immediately cease, and any payroll deductions for the purchase interval in which my leave begins will, at my election, either be refunded or applied to the purchase of shares of Common Stock at the end of that purchase interval. Upon my return to active service, my payroll deductions will automatically resume at the rate in effect when my leave began.

         A stock certificate for the shares purchased on my behalf at the end of each purchase interval will automatically be deposited into a brokerage account that the Company will open on my behalf. I will notify the Company of any sale or disposition of my ESPP shares, and I will satisfy all applicable income and employment tax withholding requirements at the time of such sale or disposition.

         The Company has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, with such amendment or termination to become effective immediately following the exercise of outstanding purchase rights at the end of any current purchase interval. Should the Company elect to terminate the ESPP, I will have no further rights to purchase shares of Common Stock pursuant to this Agreement.

         I have received a copy of the official Plan Prospectus summarizing the major features of the ESPP. I have read this Agreement and the Prospectus and hereby agree to be bound by the terms of both this Agreement and the ESPP. The effectiveness of this Agreement is dependent upon my eligibility to participate in the ESPP.



         Date:    , 200__ Signature of Employee


Entry Date:                   , 200   Printed Name:
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